UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2025

Bit Digital, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38421	98-1606989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 Hudson Yards, Floor 11 New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(212) 463-5121
(Registrant’s telephone number, including area code)

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $.01 par value	BTBT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 14, 2025, Bit Digital, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agent Agreement”) with B. Riley Securities, Inc. (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the sole placement agent for the Company in connection with a registered direct offering (the “Registered Direct Offering”) of an aggregate of 22,000,000 ordinary shares (the “Shares”) of the Company at an offering price of $3.06 per share. The gross proceeds to the Company from the Registered Direct Offering were approximately $67.3 million before deducting placement agent fees and other estimated offering expenses.

The Registered Direct Offering closed on July 15, 2025. The Company intends to use the net proceeds from the Registered Direct Offering to purchase Ethereum.

The Company agreed to pay the Placement Agent an aggregate cash fee equal to $0.1648 per Share sold in the Registered Direct Offering.

The Registered Direct Offering was made pursuant to the Company’s registration statement on Form S-3, as amended (Registration No. 333-286841), which was originally filed on April 30, 2025 with the Securities and Exchange Commission (the “SEC”), a base prospectus included in the registration statement at the time it originally became effective, and a prospectus supplement, dated July 14, 2025, filed with the SEC on July 15, 2025 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Prospectus Supplement”).

The foregoing description of the Placement Agent Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

A copy of the opinion of Ogier (Cayman) LLP relating to the legality of the Shares is filed herewith as Exhibit 5.1.

Safe Harbor Statement.

This Current Report on Form 8-K (this “Current Report”) may contain certain “forward-looking statements” relating to the business of the Company and its subsidiary companies. All statements, other than statements of historical fact, included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “intends” or similar expressions, and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Prospectus Supplement and in the Company’s periodic reports that are filed with the SEC and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Item 8.01 Other Events.

On July 14, 2025, the Company issued a press release announcing the Registered Direct Offering. A copy of such press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Ogier (Cayman) LLP.
10.1	Placement Agent Agreement, dated July 14, 2025, by and between the Company and B. Riley Securities, Inc.
23.1	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1).
99.1	Press Release, dated July 14, 2025.
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIT DIGITAL, INC.

Date:	July 15, 2025	By:	/s/ Sam Tabar
			Name:	Sam Tabar
			Title:	Chief Executive Officer

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